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              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                          Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300                                  www.mintz.com
Fax: 202/434-7400




                                December 7, 1998



Artificial Life, Inc.
Four Copley Place, Suite 102
Boston, Massachusetts 02116

Ladies and Gentlemen:

     We have acted as counsel to Artificial Life, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, Registration No. 333-64619 (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), up to 1,840,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). The Shares are to be sold to a group of underwriters (the "Underwriters") who will be parties to an underwriting agreement (the "Underwriting Agreement") with the Company, the form of which agreement is filed as an exhibit to the Registration Statement. The 1,840,000 shares of Common Stock covered by the Registration Statement consist of 1,200,000 shares being sold by the Company, 400,000 shares being sold by a certain security holder of the Company (the "Selling Stockholder") and 240,000 shares subject to an over-allotment option granted to the Underwriters by the Company. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation and Bylaws; minutes and written actions of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed with your approval the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


December 7, 1998
Page 2



     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when (i) the Registration Statement becomes effective under the Act, (ii) the final terms of the Underwriting Agreement and the offering of the Shares have been approved by the Board of Directors of the Company (or a duly constituted committee thereof), (iii) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto, and (iv) the Shares have been issued and delivered by the Company and the Selling Stockholder against payment therefor as contemplated by the Underwriting Agreement, the Shares will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

     Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent Registration Statement filed pursuant to Rule 462(b) under the Act in connection with the offering of the Shares and any additional Shares registered pursuant to such rule. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                 Very truly yours,


                                                 /s/ Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, P.C.


                                                 Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, P.C.